UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2014 (May 7, 2014)
ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (276) 619-4410
(Former name or former address, if changed since last report)
____________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Credit Agreement Amendment
On May 7, 2014, Alpha Natural Resources, Inc. (“Alpha”) entered into an amendment (the “Credit Agreement Amendment”) to the Fourth Amended and Restated Credit Agreement, dated as of May 22, 2013, among the Company, the lenders party thereto, the issuing banks party thereto, Citicorp North America, Inc., as administrative agent and as collateral agent, and all other parties thereto from time to time (the “Credit Agreement”), which, among other changes, suspends the interest coverage ratio until the first quarter of 2016, replaces the senior secured leverage ratio with a first lien senior secured leverage ratio, reduces the size of the restricted payment basket, extends the minimum liquidity covenant through the end of 2015, increases by $400 million the amount of additional debt permitted to be incurred either pursuant to the “accordion” feature of the Credit Agreement or a notes offering and requires the first $800 million of additional debt incurred pursuant to the accordion or a notes offering (including the debt represented by the Notes (as defined below)) to be unsecured debt or second lien secured debt. The effectiveness of the amendment is subject to the issuance of the Notes, as well as customary conditions precedent.
The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, which is attached to this report as Exhibit 10.1 and incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
On May 12, 2014, Alpha reconfirmed the guidance for 2014 set forth in its earnings release dated May 1, 2014. For a discussion of factors that may cause actual results to differ materially from current expectations, see the “Forward Looking Statements” section in that earnings release.
Item 8.01    Other Events.
On May 12, 2014, Alpha issued a press release announcing that it intends to offer approximately $400 million aggregate principal amount of its senior secured second lien notes (the “Notes”). The Notes will be guaranteed by each of Alpha’s current and future wholly owned domestic subsidiaries that guarantee Alpha’s obligations under its Credit Agreement. The Notes and the guarantees will be secured by second priority liens on the same collateral securing on a first priority lien basis indebtedness incurred under the Credit Agreement, and will consist of substantially all of Alpha’s assets and the assets of Alpha’s subsidiary guarantors.
The Notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be offered outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes will not be registered under the Securities Act and will not be offered or sold in the United States without an applicable exemption from the registration requirements of the Securities Act.

The foregoing description of the press release does not purport to be complete and is qualified in its entirety by reference to the press release that is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1*
Amendment No. 2 to Fourth Amended and Restated Credit Agreement, dated as of May 7, 2014, among Alpha Natural Resources, Inc., the lenders party thereto and Citicorp North America, Inc., as administrative agent and collateral agent.

99.1*	Press Release dated May 12, 2014.
*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

May 12, 2014	By:	/s/ William L. Phillips III
Name: William L. Phillips III
Title: Assistant Secretary

Exhibit Index

Exhibit No.	Description
10.1*
Amendment No. 2 to Fourth Amended and Restated Credit Agreement, dated as of May 7, 2014, among Alpha Natural Resources, Inc., the lenders party thereto and Citicorp North America, Inc., as administrative agent and collateral agent.

99.1*	Press Release dated May 12, 2014.
*Filed herewith